UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2009

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 28, 2009, the Federal Home Loan Bank of Seattle (the "Seattle Bank") announced that the following three individuals ran unopposed and were elected to the Seattle Bank's Board of Directors ("Board") for four-year terms commencing January 1, 2010:

Craig A. Dahl, President, Chief Executive Officer and Director, Alaska Pacific Bank, Juneau, Alaska. Mr. Dahl currently serves on the Board, and his current term expires on December 31, 2009.

Russell J. Lau, Vice Chairman and Chief Executive Officer, Finance Factors, Ltd., Honolulu, Hawaii. Mr. Lau currently serves on the Board, and his current term expires on December 31, 2009.

James G. Livingston, PhD, Vice President, Investments Division, Zions First National Bank, West Valley City, Utah. Dr. Livingston currently serves on the Board, and his current term expires on December 31, 2009.

The above directors' election took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932, as amended ("Bank Act") and the related regulations of the Federal Housing Finance Agency ("Finance Agency"). Pursuant to the Bank Act and Finance Agency regulations, the Seattle Bank's directors are elected by and from the Seattle Bank's membership.

As disclosed in the Seattle Bank's SEC Form 10-Q for Quarter Ended June 30, 2009, the Finance Agency's annual designation of directorships for the Federal Home Loan Banks will reduce the size of the Seattle Bank's Board from 17 to 16 directors, effective January 1, 2010. The reduction will eliminate one member director seat in the state of Washington. As a result, Mr. Harold B. Gilkey, Chairman and Chief Executive Officer of Sterling Financial Corporation and Vice Chair of Sterling Savings Bank in Spokane, Washington, will be leaving the Board effective December 31, 2009.

The Seattle Bank is a cooperative, and most of the Seattle Bank's business is conducted with its members. In the normal course of business, the Seattle Bank extends credit in the form of advances to and transacts other business with members whose officers or directors serve as directors of the Seattle Bank. It is the Seattle Bank's policy to extend credit to and transact other business with members having directors or officers serving on the Seattle Bank's Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of a Member News provided to Seattle Bank members, dated September 28, 2009, regarding the election of Mr. Dahl, Mr. Lau, and Dr. Livingston and departure of Mr. Gilkey. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
99.1	Member News, dated September 28, 2009, issued by the Federal Home Loan Bank of Seattle

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: September 28, 2009	By: /s/ Christina J. Gehrke
Christina J. Gehrke Senior Vice President, Chief Accounting and Administrative Officer

Exhibit Index
Exhibit No.	Description
99.1	Member News, dated September 28, 2009, issued by the Federal Home Loan Bank of Seattle